UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________
FORM 8-K
________________________________________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2018
________________________________________________
Advanced Energy Industries, Inc.
(Exact name of registrant as specified in its charter)

________________________________________________

Delaware	000-26966	84-0846841
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado	80525
(Address of principal executive offices)	(Zip Code)

(970) 221-4670
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)
________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 8.01 Other Events.

On May 3, 2018, the Board of Directors (the “Board”) of Advanced Energy Industries, Inc. (the “Company”) approved an amendment to the Company's Restated Certificate of Incorporation to provide that subparagraph (3) of paragraph A. of Article V of the Restated Certificate of Incorporation shall be amended to read in its entirety as follows:

(3) Subject to the rights of the holders of any series of Preferred Stock, any director may be removed with or without cause. Subject to any limitations imposed by law, the Board of Directors or any individual director may be removed from office at any time with or without cause by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of voting stock of the corporation entitled to vote at an election of directors (the "Voting Stock").

The Board deems the amendment advisable and directs that the amendment be submitted to the stockholders of the Company for approval at the 2019 Annual Meeting of Stockholders. The amendment will not be effective until it has been approved by the vote of the stockholders of the Company as required under the Delaware General Corporation Law and the Restated Certificate of Incorporation. Until the amendment to the Restated Certificate of Incorporation is effective, the Company will comply with the Company’s By-laws, as amended, in respect of removal of directors and not attempt to enforce the provisions of Article V, paragraph A(3) of the Restated Certificate of Incorporation requiring “cause” for removal of a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED ENERGY INDUSTRIES, INC.

/s/ Thomas O. McGimpsey
Date: May 4, 2018	Thomas O. McGimpsey
Executive Vice President, General Counsel and Corporate Secretary